Profire Energy Reports Financial Results for Fiscal Year 2017
Company Recognizes Second-Best Year in Company History with Revenues up 86% YOY to $38.2 million
Net Income up over 700% to $4.4 Million or $0.09 Per Share
LINDON, Utah March 7, 2018 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which designs, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for fiscal year ending December 31, 2017. A conference call will be held on Thursday, March 8, 2018 at 1:00 p.m. EST to discuss the results.

Fiscal 2017 Highlights

•	Revenues Increased 86% Year-Over-Year to $38.2 Million

•	Net Income of $4.4 Million or $0.09 Per Share

•	Gross Profit Increased to just over $20 Million or 53% of Total Revenues

•	Cash and Liquid Investments at Year End Were in Excess of $24 Million

•	Remained Debt-Free

Fiscal Quarter Financial Results

Total revenues increased to $38.2 million for the year which is an 86% increase from the previous 12-month period. Total revenues for 2017 mark Profire’s second-best revenue year in Company history.

In the year Profire maintained its cost management strategy and total operating expenses were up only 18% to $13.4 million, over the previous 12-month period.

Gross profit increased to roughly $20 million or 53% of total revenues, as compared to $10.4 million or 51% of total revenues in the prior 12-month period.

Compared with the same 12-month period in the previous year, operating expenses for general and administrative increased 16%, R&D increased 72%, and depreciation decreased 16%.

Net income was $4.4 million or a gain of $0.09 per share, compared to a net loss of $686,000 or a loss of $0.01 per share in the previous 12-month period.

Cash and liquid investments totaled over $24 million at the end of the year and the Company continues to operate debt-free.

Management Commentary
“Many factors contributed to the increase in revenue, including the growing customer base and our focus on providing superior products and solutions to our customers” stated Ryan Oviatt, CFO of Profire. “This significant net income increase is attributable to our staff’s hard work to grow revenue while keeping cost growth under control. However, we believe our ongoing committed investment in R&D will ensure we remain a market leader for technology and automation in the oil and gas industry.”

“Throughout the year we were able to outpace the industry recovery by almost four times. In 2017 the average oil price per barrel rose 18% compared to our increased revenues of 86%,” said Brenton Hatch, President and CEO of Profire Energy. “With input from our customers we are constantly developing new technologies to bring to the market place and expand automation in the oil field. We will continue to leverage our growing customer base to increase revenues. We remain optimistic for 2018.”

Conference Call

Profire Energy’s President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period. Date: Thursday, March 8, 2018
Time: 1:00 p.m. EST (11:00 a.m. MST)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725

The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=128636. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available after 5:00 p.m. EST on the same day through March 15, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13677179

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on March 8, 2018, regarding the financial year results; the ability of the Company’s ability to grow in 2018; and the Company’s ability to further invest in R&D.. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets the
	As of
ASSETS	December 31, 2017	December 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$11,445,799	$7,679,621
Accounts receivable, net	8,069,255	5,633,802
Inventories, net	6,446,083	7,839,503
Income tax receivable	0	180,981
Short term investments	300,817	2,965,536
Investments - other	4,009,810	2,993,825
Prepaid expenses & other current assets	437,304	410,558
Total Current Assets	30,709,068	27,703,826

LONG-TERM ASSETS
Long term investments - other	0	892,590
Long term investments	8,517,182	5,504,997
Property and equipment, net	7,197,499	7,458,723
Deferred tax asset, net	72,817	60,940
Goodwill	997,701	997,701
Intangible assets, net	494,792	490,082
Total Long-Term Assets	17,279,991	15,405,033

TOTAL ASSETS	$47,989,059	$43,108,859

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	1,780,977	1,220,478
Income taxes payable	919,728	61,543
Accrued vacation	196,646	154,307
Accrued liabilities	1,044,284	284,214
Total Current Liabilities	3,941,635	1,720,542

TOTAL LIABILITIES	3,941,635	1,720,542

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	0	0
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,931,167 issued and 48,606,425 outstanding at December 31, 2017 and 53,582,250 issued and 50,705,933 outstanding at December 31, 2016	53,931	53,582
Treasury stock, at cost	(6,890,349)	(3,582,805)
Additional paid-in capital	27,535,469	26,628,983
Accumulated other comprehensive loss	(2,200,462)	(2,810,743)
Retained earnings	25,548,835	21,099,300
Total Stockholders' Equity	44,047,424	41,388,317

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,989,059	$43,108,859
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Other Comprehensive Income (Loss)
	For the Year Ended December 31, 2017	For the Nine-Month Transition Period Ended December 31, 2016
REVENUES
Sales of goods, net	$35,502,510	$14,336,618
Sales of services, net	2,783,866	1,650,568
Total Revenues	38,286,376	15,987,186

COST OF SALES
Cost of goods sold-product	16,116,161	6,732,822
Cost of goods sold-services	1,906,308	1,154,326
Total Cost of Goods Sold	18,022,469	7,887,148

GROSS PROFIT	20,263,907	8,100,038

OPERATING EXPENSES
General and administrative expenses	11,676,693	7,198,081
Research and development	1,221,211	757,880
Depreciation and amortization expense	526,583	482,311

Total Operating Expenses	13,424,487	8,438,272

INCOME (LOSS) FROM OPERATIONS	6,839,420	(338,234)

OTHER INCOME (EXPENSE)
Gain (loss) on sale of fixed assets	62,492	(2,680)
Other income	40,992	102,206
Interest income	180,325	90,028

Total Other Income	283,809	189,554

NET INCOME (LOSS) BEFORE INCOME TAXES	7,123,229	(148,680)

INCOME TAX EXPENSE (BENEFIT)	2,673,694	(226,733)

NET INCOME	$4,449,535	$78,053

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign Currency Translation Gain (Loss)	$587,951	$(415,698)
Unrealized Gains (Losses) on Investments	22,330	(112,363)

Total Other Comprehensive Income (Loss)	610,281	(528,061)

TOTAL COMPREHENSIVE INCOME (LOSS)	$5,059,816	$(450,008)

BASIC EARNINGS (LOSS) PER SHARE	$0.09	$0

FULLY DILUTED EARNINGS (LOSS) PER SHARE	$0.09	$0

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	$49,365,592	$52,857,299

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	$49,858,435	$53,483,110

These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	For the Year Ended December 31, 2017	For the Nine-Month Transition Period Ended December 31, 2016
OPERATING ACTIVITIES
Net Income	$4,449,535	$78,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	889,724	756,927
(Gain) Loss on sale of fixed assets	(62,574)	3,480
Bad debt expense	262,766	272,807
Stock options issued for services	841,166	616,802
Changes in operating assets and liabilities:
Changes in accounts receivable	(2,591,392)	(2,063,449)
Changes in income taxes receivable/payable	1,040,713	(190,746)
Changes in inventories	1,346,919	3,304,972
Changes in prepaid expenses	(49,923)	(95,156)
Changes in deferred tax asset/liability	(11,876)	(241,241)
Changes in accounts payable and accrued liabilities	1,597,753	(58,736)

Net Cash Provided by Operating Activities	7,712,811	2,383,713

INVESTING ACTIVITIES
Proceeds from sale of equipment	140,462	16,896
Purchase of investments	(334,910)	(10,685,553)
Purchase of fixed assets	(611,060)	(18,485)

Net Cash Used in Investing Activities	(805,508)	(10,687,142)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(43,139)	(30,000)
Cash received in exercise of stock options	111,676	15,000
Purchase of Treasury stock	(3,307,544)	(3,582,805)

Net Cash Used in Financing Activities	(3,239,007)	(3,597,805)

Effect of exchange rate changes on cash	97,882	(75,325)

NET INCREASE (DECREASE) IN CASH	3,766,178	(11,976,559)
CASH AT BEGINNING OF PERIOD	7,679,621	19,656,180

CASH AT END OF PERIOD	$11,445,799	$7,679,621

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$0	$0
Income taxes	$1,710,135	$255,769
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.